CHASE

                    GLOBAL CUSTODY AGREEMENT


     AGREEMENT, effective May 1, 1996, between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and those registered investment companies listed on Schedule A hereto (each a Customer ) on behalf of certain of their respective series, as listed on Schedule A (individually and collectively the Series ).

1.   Customer Accounts.

     The Bank agrees to establish and maintain the following accounts ("Accounts"):

     (a) A custody account in the name of the Customer on behalf of each Series ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

     (b) A deposit account in the name of the Customer on behalf of each Series ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

     The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in Section 11) concerning the Accounts. Such Instructions shall specifically indicate to which Series such Assets belong or, if such Assets belong to more than one Series, shall allocate such Assets to the appropriate Series. The Bank may deliver securities of the same class in place of those deposited in the Custody Account.

     Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.


2.   Maintenance of Securities and Cash at Bank and Subcustodian Locations.

     Unless Instructions specifically require another location acceptable to the Bank:

     (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

     (b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     To the extent available and permissible under applicable law and regulation, Cash held pursuant to Instructions shall be held in interest bearing accounts. If interest bearing accounts are not available, such cash
may be held in non-interest bearing accounts.   The Bank is authorized to
maintain cash balances on deposit for the Customer with itself or one of its affiliates. Interest bearing accounts shall bear interest at such reasonable rates of interest as may from time to time be paid on such accounts by the Bank or its affiliates.

(iii) For each Series that is exclusively a domestic Series, the following additional provisions shall apply:

(x) In the event that during a given calendar month a Series has maintained an average daily cash balance greater than zero, the Bank shall provide an earnings credit against custody fees otherwise owing hereunder by such Series during such calendar month in an amount equal to the product of (A) 75% of the 90 day U.S. government Treasury bill rate as quoted in the Wall Street Journal for the last Business Day (being a day on which the Bank is open for the transaction of all its ordinary business) of such calendar month, (B) the average daily cash balance for such month, and (C) the number of days in such calendar month divided by 365.

(y) In the event that during a given calendar month a Series has maintained an average daily cash balance less than or equal to zero, the Bank shall be paid interest on such amount by such Series in an amount equal to the product of (A) the Overnight Fed Funds Rate (as defined below) plus 25 basis points for the last Business Day of such calendar month, (B) the average daily cash balance for such month, and (C) the number of days in such calendar month divided by 365.

(z) For purposes of (y) above, the term Overnight Fed Funds Rate shall mean the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York (with the rate for the last Business Day of a given calendar month being the rate so published on the Business Day immediately following such Day), or, if such rate is note so published, the average quotations, for the last Business Day of a given calendar month, of such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

     If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.


3.   Subcustodians and Securities Depositories.

     The Bank may act under this Agreement through the subcustodians listed in Schedule B of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

     The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule B. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

     Upon receipt of Instructions, the Bank shall cease using any Subcustodian with respect to the customer, and arrange for delivery of Securities held with such Subcustodian to another entity as designated by the Customer; provided that, the Bank shall have no responsibility for the performance of such other entity.

4.   Use of Subcustodian.


     (a) The Bank will identify the Assets on its books as belonging to the Customer.

     (b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

     (c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian.

     (d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that: (i) such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, (ii) the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration;
(iii) adequate records will be maintained identifying the assets held pursuant to such agreement as belonging to the customers of the Bank; (iv) subject to applicable law, Subcustodian shall permit independent public accountants for Bank and customers of the Bank reasonable access to Subcustodian s books and records as they pertain to the subcustody account in connection with such accountants' examination of the books and records of such account; and (v) the Bank will receive periodic reports with respect to the safekeeping of assets in the subcustody account, including advices and/or notifications of any transfers to or from such subcustody account. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

     (e) Upon request of the Customer, the Bank shall deliver to the Customer annually a report stating: (i) the identity of each Subcustodian then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian;
(ii) the countries in which each Subcustodian is located; and (iii) as long as Securities and Exchange Commission ("SEC") Rule 17f-5 under the Investment Company Act of 1940, as amended ("1940 Act"), requires the Customer s Board of Directors/Trustees directly to approve its foreign custody arrangements, such other information relating to such Subcustodians as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. As long as Rule 17f-5 requires the Customer s Board of Directors/Trustees directly to approve its foreign custody arrangements, the Bank shall also furnish annually to the Customer information concerning such Subcustodians similar in kind and scope as that furnished to the Customer in connection with the initial approval hereof. The Bank shall timely advise the Customer of any material adverse change in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after it becomes aware of any such material adverse change in the normal course of its custodial activities.

5.   Deposit Account Transactions

     (a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

     (c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.


6.   Custody Account Transactions.

     (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

     (b) The Bank shall credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities in those countries set forth in Appendix A hereto; provided that, the Bank may amend Appendix A from time to time in its sole discretion and shall advise the Customer of such amendments. Otherwise, transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

     (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction; provided that, the Bank shall give Customer prior notification of any such reversal. Where the foregoing notification is oral, the Bank shall promptly provide written confirmation of the same (which confirmation may be electronic).

     (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.


7.   Actions of the Bank.

     The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

     (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

     (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

     (c) Exchange interim receipts or temporary Securities for definitive Securities.

     (d) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, affiliates of the Bank or any Subcustodian, subject to applicable SEC rules and regulations under the Act.

     (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer advises the Bank orally and then promptly sends the Bank a written exception or objection to any Bank statement within 180 days of receipt, the Customer shall be deemed to have approved such statement.

     All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. Subject to the standard of care in Section 12 hereof, the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.


8.   Corporate Actions; Proxies; Tax Reclaims.

     a. Corporate Actions. Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer written notice (which may be electronic) of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

     b. Proxy Voting. With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the Bank will send to the Customer or the Authorized Person (as defined in Section 10) for a Custody Account, such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose.



     With respect to Securities other than the foregoing, proxy voting services shall be provided in accordance with separate proxy voting agreement annexed hereto a Appendix B.

     The foregoing proxy voting services may be provided by Bank, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank), provided that the Bank shall be liable for the performance of any such third parties to the same extent as the Bank would have been if it performed such services itself..

     c. Tax Reclaims. (i) Subject to the provisions hereof, the Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer. Where such reports are available, the Bank shall periodically report to Customer concerning the making of applications for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer.

     (ii) The provision of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Bank shall use reasonable means to advise the Customer of the declarations, documentation and information which the Customer is to provide to the Bank in order for the Bank to provide the tax reclaim services described herein. The Customer acknowledges that, if the Bank does not receive such declarations, documentation and information, additional United Kingdom taxation will be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax will be deducted from U.S. source income. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

     (iii) Subject to subsection (vii) hereof, the Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank.

     (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

     (v) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction. Except as provided in Section 8(c)(ii) and pursuant to Instructions, the Bank shall take no action in the servicing of the Customer s Securities which, in and of itself, creates a taxable nexus for the Customer in any jurisdiction other than with respect to interest, dividends and capital gains that may otherwise be subject to tax by such jurisdiction with respect to a foreign investor not otherwise engaged in a trade or business in such jurisdiction in a given taxable year. Bank shall not be liable for any tax liability caused, directly or indirectly, by Customer's actions or status in any jurisdiction.


     (vi) In connection with obtaining tax relief, the Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer. This provision does not authorize any other voluntary disclosure to any revenue authority or any governmental body without the prior written consent of Customer.

     (vii) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

9.   Nominees.

     Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.


10.  Authorized Persons.

     As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.


11.  Instructions.

     The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank reasonably believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. For purposes hereof, reasonableness shall mean compliance with applicable procedures.

     Any Instructions delivered to the Bank by telephone (including cash transfer instructions as described below) shall promptly thereafter be confirmed in writing by any two Authorized Persons (which confirmation may bear the facsimile signature of such Persons), but the Customer will hold the Bank harmless for the failure of such Authorized Persons to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time; provided that, where the Bank receives a telephone Instruction from an Authorized Person requiring the transfer of cash, prior to executing such Instruction the Bank will, to confirm such Instruction, call back any one of the individuals on a list of persons authorized to confirm such oral transfer Instructions (which Person shall be a person other than the initiator of the transfer Instruction) and the Bank shall not execute the Instruction until it has received such confirmation. Either party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.


12.  Standard of Care; Liabilities.

     (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement as follows:

     (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event that Securities are lost by reason of the failure of the Bank or its Subcustodian to use reasonable care, the Bank shall be liable to the Customer based on the market value of the property which is the subject of the loss on the date it is replaced by the Bank and without reference to any special conditions or circumstances, it being understood that for purposes of measuring damages hereunder, the value of Securities which are sold by the Customer prior to the replacement thereof shall be equal to the sale price thereof less the expenses of such sale incurred by the Customer. The Bank shall act with reasonable promptness in making such replacements. In no event shall the Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. Subject to the Bank's obligations pursuant to Section 4(e) hereof, the Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.

     (ii) The Bank will not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

     (iii) (a) The Bank shall be indemnified by, and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise pursuant to this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any Customer document which it reasonably believes in good faith to have been validly executed.
(b) The Bank shall hold Customer harmless from, and shall indemnify Customer for, any loss, liability, claim or expense incurred by Customer (including, but not limited to, Customer's reasonable legal fees) to the extent that such loss, liability, claim or expense arises from the negligence or willful mis-conduct on the part of the Bank or a Subcustodian; provided that, in no event shall the Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. Subject to the Bank's obligations pursuant to Section 4(e) hereof, the Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.


     (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

     (v) The Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     (vi) The Bank need not maintain any insurance for the benefit of the Customer.

     (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

     (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)  Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

     (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

     (ii) supervise or make recommendations with respect to investments or the retention of Securities;

     (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than a Security.

     (iv) except as may be otherwise provided in any securities lending agreement between the Customer and the Bank, evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement;

     (v) except for trades settled at DTC where the broker provides to the Bank the trade confirmation and the Customer provides for the Bank to receive the trade instruction, review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

     (c) The Customer authorizes the Bank to act, hereunder, in its capacity as a custodian notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.


13.  Fees and Expenses.

     The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing ("Fee Schedule"), together with the Bank's reasonable out-of-pocket or incidental expenses (as further defined in the Fee Schedule), including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement.


14.  Miscellaneous.

     (a) Foreign Exchange Transactions. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

     (b) Certification of Residency, etc. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

     (c) Access to Records. Applicable accounts, books and records of the Bank shall be open to inspection and audit at all reasonable times during normal business hours upon reasonable advance notice by Customer s independent public accountants and by employees of Customer designated to the Bank. All such materials shall, to the extent applicable, be maintained and preserved in conformity with the Act and the rules and regulations thereunder, including without limitation, SEC Rules 31a-1 and 31a-2. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

     (d) Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

     (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are Mutual Fund assets subject to certain Securities and Exchange Commission ("SEC") rules and regulations.


     This Agreement consists exclusively of this document together with Schedules A and B, Appendices 1 and 2, Exhibits I - _______ and the following Rider(s) [Check applicable rider(s)]:

      X     MUTUAL FUND
     ----

      X    SPECIAL TERMS AND CONDITIONS
     ----

     There are no other provisions of this Agreement, and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

     (f) Severability. In the event that one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

     (g) Waiver. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (h) Notices. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

     Bank:     The Chase Manhattan Bank, N.A.
               4 Chase MetroTech Center
               Brooklyn, NY  11245
               Attention:  Global Custody Division

               or telex:
                        -------------------------------------


     Customer: Delaware Group of Funds
               1818 Market St.
               Philadelphia, PA 19103
               att: Messrs. Bishof and O Conner
               or telex:
                        --------------------------------------

     (i) Termination. This Agreement may be terminated by the Customer or the Bank by giving sixty (60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under
Section 13. If within sixty (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank; provided that, where the Bank is the terminating party and the Bank had not notified the Customer that termination was for breach of this Agreement by the Customer, such 60 day period shall be extended for an additional period as requested by Customer of up to 120 days.

     Termination as to One or More Series. This Agreement may be terminated as to one or more Series (but less than all the Series) by delivery of an amended Schedule A deleting such Series, in which case termination as to the deleted Series shall take effect sixty (60) days after the date of such delivery. The execution and delivery of an amended Schedule A which deletes one or more Series, shall constitute a termination hereof only with respect to such deleted Series, shall be governed by the preceding provisions of
Section 14 as to the identification of a successor custodian and the delivery of the Assets of the Series so deleted to such successor custodian, and shall not affect the obligations of the Bank and the Customer hereunder with respect to the other Series set forth in Schedule A, as amended from time to time.

     (j) Several Obligations of the Series. With respect to any obligations of the Customer on behalf of the Series and their related Accounts arising hereunder, the Custodian shall look for payment or satisfaction of any such obligation solely to the assets and property of the Series and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Series and its Accounts.


                              CUSTOMER


                              By: /s/ Michael P. Bishof
                                  ---------------------
                              Title  Vice President and Treasurer


                              THE CHASE MANHATTAN BANK, N.A.


                              By: /s/ Rosemary M. Stidmon
                                  -----------------------
                              Title  Vice President

STATE OF Pennsylvania)
                    :  ss.
COUNTY OF Philadelphia)


On this 9th day of July, 1996, before me personally came Michael P. Bishof, to me known, who being by me duly sworn, did depose and say that he resides in Blue Bell, PA at 110 Spyglass Drive; that he is Vice President/Treasurer of Delaware Group of Funds, the entity described in and which executed the foregoing instrument; that he knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he signed his name thereto by like order.


                              /s/ Maritza H. Cruzado
                              -----------------------
                              Maritza H. Cruzado
                              Notary

Sworn to before me this 9th
day of July, 1996.


STATE OF NEW YORK        )
                         :  ss.
COUNTY OF NEW YORK       )


     On this 24th day of May, 1996, before me personally came Rosemary Stidmon, to me known, who being by me duly sworn, did depose and say that she resides in New Providence, NJ at 31 Sagamore Drive; that she is a Vice President of THE CHASE MANHATTAN BANK, (National Association), the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.





Sworn to before me this 24th
day of May, 1996.


/s/ Laiyee Ng
-------------
Laiyee Ng
Notary





Schedule A

Delaware Pooled Trust, Inc. - Global Fixed Income Portfolio
Delaware Pooled Trust, Inc. - International Equity Portfolio
Delaware Pooled Trust, Inc. - Labor Select International Equity Portfolio Delaware Pooled Trust, Inc. - Real Estate Investment Trust Portfolio
Delaware Pooled Trust, Inc. - High Yield Portfolio
Delaware Pooled Trust, Inc. - International Fixed Income Portfolio
Delaware Pooled Trust, Inc. - Defensive Equity Utility Portfolio
Delaware Group Global & International Funds, Inc. - International Equity Fund Delaware Group Global & International Funds, Inc. - Global Assets Fund Delaware Group Global & International Funds, Inc. - Global Bond Fund
Delaware Group Global & International Funds, Inc. - Emerging Markets Fund Delaware Group Premium Fund, Inc. - International Equity Series
Delaware Group Premium Fund, Inc. - Equity Income Series
Delaware Group Premium Fund, Inc. - High Yield Series
Delaware Group Premium Fund, Inc. - Capital Reserves Series
Delaware Group Premium Fund, Inc. - Money Market Series
Delaware Group Premium Fund, Inc. - Growth Series
Delaware Group Premium Fund, Inc. - Multiple Strategy Series
Delaware Group Premium Fund, Inc. - Value Series
Delaware Group Premium Fund, Inc. - Emerging Growth Series
Delaware Group Premium Fund, Inc. - Global Bond Series
Delaware Group Delchester High-Yield Bond Fund, Inc.
Delaware Group Delaware Fund, Inc. - Delaware Fund
Delaware Group Delaware Fund, Inc. - Devon Fund
Delaware Group Value Fund, Inc.
Delaware Group DelCap Fund, Inc.
Delaware Group Dividend & Income Fund, Inc.
Delaware Group Advisor Funds, Inc. - Enterprise Fund
Delaware Group Advisor Funds, Inc. - U.S. Growth Fund
Delaware Group Advisor Funds, Inc. - World Growth Fund
Delaware Group Advisor Funds, Inc. - New Pacific Fund
Delaware Group Advisor Funds, Inc. - Federal Bond Fund
Delaware Group Advisor Funds, Inc. - Corporate Income Fund

March, 1996              Schedule B

                     SUB-CUSTODIANS EMPLOYED BY

      THE CHASE MANHATTAN BANK, N.A. LONDON, GLOBAL CUSTODY

COUNTRY        SUB-CUSTODIAN                      CORRESPONDENT BANK


ARGENTINA The Chase Manhattan Bank, N.A.          The Chase Manhattan Bank, N.A.
          Arenales 707, 5th Floor                 Buenos Aires
          De Mayo 130/140
          1061Buenos Aires
          ARGENTINA

AUSTRALIA The Chase Manhattan Bank                The Chase Manhattan Bank
          Australia Limited                       Australia Limited
          36th Floor                              Sydney
          World Trade Centre
          Jamison Street
          Sydney
          New South Wales 2000
          AUSTRALIA

AUSTRIA   Creditanstalt - Bankverein              Credit Lyonnais
          Schottengasse 6                         Vienna
          A - 1011, Vienna
          AUSTRIA

BANGLADESH Standard Chartered Bank                 Standard Chartered Bank
          18-20 Motijheel C.A.                     Dhaka
          Box 536,
          Dhaka-1000
          BANGLADESH

BELGIUM   Generale Bank                            Credit Lyonnais Bank
          3 Montagne Du Parc                       Brussels
          1000 Bruxelles
          BELGIUM

BOTSWANA  Barclays Bank of Botswana Limited        Barclays Bank of Botswana
          Barclays House                           Gaborone
          Khama Crescent
          Gaborone
          BOTSWANA

BRAZIL    Banco Chase Manhattan, S.A.              Banco Chase Manhattan S.A.
          Chase Manhattan Center                   Sao Paulo
          Rua Verbo Divino, 1400
          Sao Paulo, SP 04719-002
          BRAZIL

CANADA    The Royal Bank of Canada                 Royal Bank of Canada
          Royal Bank Plaza                         Toronto
          Toronto
          Ontario   M5J 2J5
          CANADA

          Canada Trust                             Royal Bank of Canada
          Canada Trust Tower                       Toronto
          BCE Place
          161 Bay at Front
          Toronto
          Ontario M5J 2T2
          CANADA

CHILE     The Chase Manhattan Bank, N.A.          The Chase Manhattan Bank, N.A.
          Agustinas 1235                          Santiago
          Casilla 9192
          Santiago
          CHILE

COLOMBIA  Cititrust Colombia S.A.                  Cititrust Colombia S.A.
          Sociedad Fiduciaria                      Sociedad Fiduciaria
          Carrera 9a No 99-02                      Santafe de Bogota
          Santafe de Bogota, DC
          COLOMBIA

CZECH REPUBLIC
         Ceskoslovenska Obchodni Banka, A.S.       Komercni Banka, A.S.,
         Na Prikope 14                             Praha
         115 20 Praha 1
         CZECH REPUBLIC

DENMARK  Den Danske Bank                           Den Danske Bank
         2 Holmens Kanala DK 1091                  Copenhagen
         Copenhagen
         DENMARK

EGYPT    National Bank of Egypt                    National Bank of Egypt
         24 Sherif Street                          Cairo
         Cairo
         EGYPT

EUROBONDS Cedel S.A.                               ECU:Lloyds Bank PLC
          67 Boulevard Grande Duchesse Charlotte   International Banking Division
          LUXEMBOURG                               London
          A/c The Chase Manhattan Bank, N.A.       For all other currencies: see
          London                                   relevant country
          A/c No. 17817

EURO CDS  First Chicago Clearing Centre            ECU:Lloyds Bank PLC
          27 Leadenhall Street                     Banking Division London
          London EC3A 1AA                          For all other currencies: see
          UNITED KINGDOM                           relevant country

FINLAND   Merita Bank KOP                          Merita Bank KOP
          Aleksis Kiven 3-5                        Helsinki
          00500 Helsinki
          FINLAND

FRANCE    Banque Paribas                           Societe Generale
          Ref 256                                  Paris
          BP 141
          3, Rue D'Antin
          75078 Paris
          Cedex 02
          FRANCE

GERMANY   Chase Bank A.G.                          Chase Bank A.G.
          Alexanderstrasse 59                      Frankfurt
          Postfach 90 01 09
          60441 Frankfurt/Main
          GERMANY

GHANA     Barclays Bank of Ghana                   Barclays Bank
          Barclays House                           Accra
          High Street
          Accra
          GHANA

GREECE    Barclays Bank Plc                        National Bank of Greece S.A.
          1 Kolokotroni Street                     Athens
          10562 Athens                             A/c Chase Manhattan Bank, N.A.,
          GREECE                                   London
                                                   A/c No. 040/7/921578-68

HONG KONG The Chase Manhattan Bank, N.A.          The Chase Manhattan Bank, N.A.
          40/F One Exchange Square                Hong Kong
          8, Connaught Place
          Central, Hong Kong
          HONG KONG

HUNGARY   Citibank Budapest Rt.                   Citibank Budapest Rt.
          Vaci Utca 19-21                         Budapest
          1052 Budapest V
          HUNGARY

INDIA     The Hongkong and Shanghai               The Hongkong and Shanghai
          Banking Corporation Limited             Banking Corporation Limited
          52/60 Mahatma Gandhi Road               Bombay
          Bombay 400 001
          INDIA

          Deutsche Bank AG, Bombay Branch         Deutsche Bank
          Securities & Custody Services           Bombay
          Kodak House
          222 D.N. Road, Fort
          Bombay 400 001
          INDIA

INDONESIA The Hongkong and Shanghai               The Chase Manhattan Bank, N.A.
          Banking Corporation Limited             Jakarta
          World Trade Center
          J1. Jend Sudirman Kav. 29-31
          Jakarta 10023
          INDONESIA

IRELAND   Bank of Ireland                         Allied Irish Bank
          International Financial Services Centre Dublin
          1 Harbourmaster Place
          Dublin 1
          IRELAND

ISRAEL    Bank Leumi Le-Israel B.M.               Bank Leumi Le-Israel B.M.
          19 Herzl Street                         Tel Aviv
          61000 Tel Aviv
          ISRAEL

ITALY     The Chase Manhattan Bank, N.A.          The Chase Manhattan Bank, N.A.
          Piazza Meda 1                           Milan
          20121 Milan
          ITALY

JAPAN     The Chase Manhattan Bank, N.A.          The Chase Manhattan Bank, N.A.
          1-3 Marunouchi  1-Chome                 Tokyo
          Chiyoda-Ku
          Tokyo 100
          JAPAN

JORDAN    Arab Bank Limited                       Arab Bank Limited
          P O Box 950544-5                        Amman
          Amman
          Shmeisani
          JORDAN

KENYA     Barclays Bank of Kenya                 Barclays Bank of Kenya
          Third Floor                            Nairobi
          Queensway House
          Nairobi
          Kenya

LUXEMBOURG
          Banque Generale du Luxembourg S.A.     Banque Generale du Luxembourg
          50 Avenue J.F. Kennedy                 S.A.
          L-2951 LUXEMBOURG                      Luxembourg

MALAYSIA  The Chase Manhattan Bank, N.A.         The Chase Manhattan Bank, N.A.
          Pernas International                   Kuala Lumpur
          Jalan Sultan Ismail
          50250, Kuala Lumpur
          MALAYSIA

MAURITIUS Hongkong and Shanghai Banking          The Hongkong and Shanghai Banking
          Corporation Ltd                        Corporation Ltd.
          Curepipe Road                          Curepipe
          Curepipe
          MAURITIUS

MEXICO    The Chase Manhattan Bank, S.A.          No correspondent Bank
(Equities)Montes Urales no. 470, 4th Floor
          Col. Lomas de Chapultepec
          11000 Mexico D.F.

(Government Banco Nacional de Mexico,             No correspondent Bank
Bonds)      Avenida Juarez No. 104 - 11 Piso
            06040 Mexico D.F.
            MEXICO

MOROCCO   Banque Commerciale du Maroc             Banque Commerciale du Maroc
          2 Boulevard Moulay Youssef              Casablanca
          Casablanca 20000
          MOROCCO

NETHERLANDS
          ABN AMRO N.V.                           Generale Bank
          Securities Centre                       Nederland N.V.
          P O Box 3200                            Rotterdam
          4800 De Breda
          NETHERLANDS

NEW ZEALAND
          National Nominees Limited               National Bank of New Zealand
          Level 2 BNZ Tower                       Wellington
          125 Queen Street
          Auckland
          NEW ZEALAND

NORWAY    Den Norske Bank                         Den Norske Bank
          Kirkegaten 21                           Oslo
          Oslo 1
          NORWAY

PAKISTAN  Citibank N.A.                           Citibank N.A.
          I.I. Chundrigar Road                    Karachi
          AWT Plaza
          Karachi
          PAKISTAN

          Deutsche Bank                           Deutsche Bank
          Unitowers                               Karachi
          I.I. Chundrigar Road
          Karachi
          PAKISTAN

PERU      Citibank, N.A.                          Citibank N.A.
          Camino Real 457                         Lima
          CC Torre Real - 5th Floor
          San Isidro, Lima  27
          PERU

PHILIPPINES
          The Hongkong and Shanghai               The Hongkong and Shanghai
          Banking Corporation Limited             Banking Corporation Limited
          Hong Kong Bank Centre 3/F               Manila
          San Miguel Avenue
          Ortigas Commercial Centre
          Pasig Metro Manila
          PHILIPPINES

POLAND    Bank Polska Kasa Opieki S.A.             Bank Polska Kasa Opieki S.A.
          Curtis Plaza                             Warsaw
          Woloska 18
          02-675 Warsaw
          POLAND
          For Mutual Funds:
          Bank Handlowy W. Warsawie. S.A.         Bank Polska Kasa Opieki S.A.
          Custody Dept.                           Warsaw
          Capital Markets Centre
          Ul, Nowy Swiat 6/12
          00-920 Warsaw
          POLAND

PORTUGAL  Banco Espirito Santo & Comercial       Banco Nacional Ultra Marino
          de Lisboa                              Lisbon
          Servico de Gestaode Titulos
          R. Mouzinho da Silveira, 36 r/c
          1200 Lisbon
          PORTUGAL

SHANGHAI  The Hongkong and Shanghai              Citibank
(CHINA)   Banking Corporation Limited            New York
          Shanghai Branch
          Corporate Banking Centre
          Unit 504, 5/F Shanghai Centre
          1376 Nanjing Xi Lu
          Shanghai
          THE PEOPLE'S REPUBLIC OF CHINA

SHENZHEN  The Hongkong and Shanghai             The Chase Manhattan Bank, N.A.
(CHINA)   Banking Corporation Limited           Hong Kong
          1st Floor
          Central Plaza Hotel
          No.1 Chun Feng Lu
          Shenzhen
          THE PEOPLE'S REPUBLIC OF CHINA

SINGAPORE The Chase Manhattan Bank, N.A.        The Chase Manhattan Bank, N.A.
          Shell Tower                           Singapore
          50 Raffles Place
          Singapore 0104
          SINGAPORE

SLOVAK REPUBLIC
          Ceskoslovenska Obchodni Banka, A.S.   Ceskoslovenska Obchodni Banka
          Michalska 18                          Slovak Republic
          815 63 Bratislava
          SLOVAK REPUBLIC

SOUTH AFRICA
          Standard Bank of South Africa         Standard Bank of South Africa
          Standard Bank Chambers                South Africa
          46 Marshall Street
          Johannesburg 2001
          SOUTH AFRICA

SOUTH KOREA
          The Hongkong & Shanghai               The Hongkong & Shanghai
          Banking Corporation Limited           Banking Corporation Limited
          6/F Kyobo Building                    Seoul
          #1 Chongro, 1-ka Chongro-Ku,
          Seoul
          SOUTH KOREA

SPAIN     The Chase Manhattan Bank, N.A.        Banco Bilbao Vizcaya,
          Calle Peonias 2                       Madrid
          7th Floor
          La Piovera
          28042 Madrid
          SPAIN

SRI LANKA The Hongkong & Shanghai               The Hongkong & Shangai
          Banking Corporation Limited           Banking Corporation Limited
          Unit #02-02 West Block,               Colombo
          World Trade Center
          Colombo 1,
          SRI LANKA

SWEDEN    Skandinaviska Enskilda Banken         Svenska Handelsbanken
          Kungstradgardsgatan 8                 Stockholm
          Stockholm S-106 40
          SWEDEN

SWITZERLAND
          Union Bank of Switzerland             Union Bank of Switzerland
          45 Bahnhofstrasse                     Zurich
          8021 Zurich
          SWITZERLAND

TAIWAN    The Chase Manhattan Bank, N.A.        No correspondent Bank
          115 Min Sheng East Road - Sec 3,
          9th Floor
          Taipei
          TAIWAN
          Republic of China

THAILAND  The Chase Manhattan Bank, N.A.        The Chase Manhattan Bank, N.A.
          Bubhajit Building                     Bangkok
          20 North Sathorn Road
          Silom, Bangrak
          Bangkok 10500
          THAILAND

TUNISIA   Banque Internationale Arabe de Tunisie Banque Internationale Arabe de
          70-72 Avenue Habib Bourguiba           Tunisie, Tunisia
          P.O. Box 520
          1080 Tunis Cedex
          Tunisia

TURKEY    The Chase Manhattan Bank, N.A.         The Chase Manhattan Bank, N.A.
          Emirhan Cad. No: 145                   Istanbul
          Atakule, A Blok Kat:11
          80700-Dikilitas/Besiktas
          Istanbul
          Turkey

U.K.      The Chase Manhattan Bank, N.A.          The Chase Manhattan Bank, N.A.
          Woolgate House                          London
          Coleman Street
          London   EC2P 2HD
          UNITED KINGDOM

URUGUAY   The First National Bank of Boston       The First National Bank of Boston
          Zabala 1463                             Montevideo
          Montevideo
          URUGUAY

U.S.A.    The Chase Manhattan Bank, N.A.          The Chase Manhattan Bank, N.A.
          1 Chase Manhattan Plaza                 New York
          New York
          NY 10081
          U.S.A.

VENEZUELA Citibank N.A.                           Citibank N.A.
          Carmelitas a Altagracia                 Caracas
          Edificio Citibank
          Caracas 1010
          VENEZUELA

ZAMBIA    Barclays Bank of Zambia                 Barclays Bank of Zambia
          Kafue House                             Lusaka
          Cairo Road
          P.O.Box 31936
          Lusaka
          ZAMBIA

ZIMBABWE  Barclays Bank of Zimbabwe               Barclays Bank of Zimbabwe
          Ground Floor                            Harare
          Tanganyika House
          Corner of 3rd Street & Union Avenue
          Harare
          ZIMBABWE
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